Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. DECLARES

SEMI-ANNUAL DIVIDEND

BLACKSBURG, VA, NOVEMBER 9, 2016: The Board of Directors of National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today approved payment on December 1, 2016 of a semi-annual dividend of $0.61 per share to all stockholders of record as of November 21, 2016. The semi-annual dividend that was paid on December 1, 2015 was $0.61 per share.

James G. Rakes, Chairman, President & CEO said, “We feel fortunate to be in a position of positive earnings which provides us the opportunity to give our stockholders a significant return on their investment.”

National Bankshares, Inc. is a financial holding company headquartered in Blacksburg, Virginia, with total assets of approximately $1.20 billion. It is the parent company of The National Bank of Blacksburg, a 125-year-old community bank with 26 offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available on the Company’s web site at www.nationalbankshares.com.

 Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com